Exhibit 3.4

                                                                  Execution Copy

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                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                ALMA SHIPPING LLC

                  A MARSHALL ISLANDS LIMITED LIABILITY COMPANY

 ===============================================================================











Dated: December 10, 1999


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                                TABLE OF CONTENTS

1 DEFINED TERMS                                                                                 1

2 ORGANIZATION                                                                                  3

         2.1 Formation..........................................................................3
         2.2 Name...............................................................................3
         2.3 Purposes...........................................................................3
         2.4 Registered Office; Registered Agent................................................3
         2.5 Principal Office...................................................................4
         2.6 Term...............................................................................4
         2.7 Liability to Third Parties.........................................................4
         2.8 Certificate; Transfer of Ownership Interest; Pledge of Ownership Interest..........4

3 CAPITAL CONTRIBUTIONS                                                                         5

         3.1 Capital Contributions..............................................................5
         3.2 No Interest on Capital Contributions...............................................5

4 MANAGEMENT                                                                                    5

         4.1 Management By Members..............................................................5
         4.2 Delegation of Authority and Duties.................................................6
         4.3 Indemnification....................................................................7
         4.4 Liability of Officers..............................................................8

5 DISTRIBUTIONS                                                                                 8

         5.1 Distributions/Available Cash.......................................................8

6 BOOKS AND RECORDS; FISCAL YEAR; BANK ACCOUNTS; TAX MATTERS                                    8

         6.1 Books and Records..................................................................8
         6.2 Fiscal Year........................................................................9
         6.3 Bank Accounts......................................................................9
         6.4 Tax Matters........................................................................9

7 MISCELLANEOUS                                                                                 9

         7.1 Complete Agreement.................................................................9
         7.2 Governing Law.....................................................................10
         7.3 Headings..........................................................................10
         7.4 Severability......................................................................10
         7.5 No Third Party Beneficiary........................................................10
         7.6 Amendment.........................................................................10

Exhibit 1:........Form of Certificate


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                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

         This Amended and Restated Limited Liability Company Agreement (the "Agreement") of Alma Shipping LLC is made and entered into effective as of the 10th day of December, 1999 by OMI Corporation ("Parent").

                                    RECITALS

         WHEREAS, Alma Shipping LLC was formed by the Parent as a Marshall Islands limited liability company (the "Company") on April 13, 1998 pursuant to that certain Limited Liability Company Agreement dated as of April 9, 1998 (the "Initial Limited Liability Company Agreement");

         WHEREAS, Parent wishes to amend and restate the Initial Limited Liability Company Agreement.

1  DEFINED TERMS

The terms used in this Agreement, with their initial letters capitalized, shall, unless the context thereof otherwise requires, have the meanings specified in this Article I. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires. When used in this Agreement, the following terms shall have the meanings set forth below:


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              (a)  "Act" shall mean the Marshall Islands Limited Liability
                   Company Act (ss.22.1 ET SEQ of the Republic of the Marshall Islands Associations Law), as the same may be amended from time to time.

              (b) "Agreement" shall mean this Amended and Restated Limited Liability Company Agreement as originally executed and as amended, modified, supplemented or restated from to time in accordance with the terms of this Agreement.

              (c) "Business" shall mean engaging in any lawful activity permitted by the Act, including but not limited to the acquisition, ownership and operation of oceangoing vessels.

              (d) "Certificate" shall have the meaning set forth in Section 2.1 of this Agreement.

              (e) "Company" shall mean Alma Shipping LLC, a Marshall Islands limited liability company formed in accordance with Section
                   2.1 of this Agreement.

              (f)  "Indemnified Party" shall have the meaning set forth in
                   Section 4.3 of this Agreement.

              (g)  "LLC Certificate" shall have the meaning set forth in Section
                   2.8 of this Agreement.

              (h) "Member" shall mean Parent and shall have the same meaning as the term "member" under the Act.

              (i) "Parent" shall mean OMI Corporation, a corporation organized and existing under the laws of the Marshall Islands.




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              (j)  "Person" shall mean a natural person, corporation,
                   partnership, joint venture, trust, estate, unincorporated association, limited liability company, or any other juridical entity.

2  ORGANIZATION

         2.1  FORMATION.

The Company was formed as a Marshall Islands limited liability company by the execution of that certain Certificate of Formation dated April 13, 1998 ("Certificate") by Fredric S. London, an officer of the Parent, and the filing of such Certificate on April 13, 1998 pursuant to the Act with the Republic of the Marshall Islands Registrar of Corporations.

         2.2  NAME.

The name of the Company shall be "Alma Shipping LLC" and all Company business shall be conducted in that name or such other names that comply with applicable law as Parent may from time to time designate.

         2.3  PURPOSES.

The purposes for which the Company is established is to engage in any lawful activity permitted by the Act, including the carrying on of the Business and any other activity which the Company, in its sole discretion, shall deem necessary or appropriate to carry on the Business.

         2.4  REGISTERED OFFICE; REGISTERED AGENT.

The registered office of the Company required by the Act to be maintained in the Republic of the Marshall Islands shall be the office of the initial registered agent named in the Certificate or such other office as Parent may designate from time to time in the manner provided by law. The registered agent of the Company in the Republic of Marshall Islands shall be the initial registered agent


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named in the Certificate or such other person or persons as Parent may designate from time to time in the manner provided by law.

         2.5  PRINCIPAL OFFICE.

The principal office of the Company shall be the Company's registered office except as otherwise may be determined by Parent.

         2.6  TERM.

The Company was formed on April 13, 1998 and shall have perpetual existence, unless the Company is dissolved in accordance with the Act.

         2.7  LIABILITY TO THIRD PARTIES.

Parent shall not be liable for the debts, obligations or liabilities of the Company, including, without limitation, under a judgment, decree or order of a court.

         2.8 CERTIFICATE; TRANSFER OF OWNERSHIP INTEREST; PLEDGE OF OWNERSHIP INTEREST.

              (a) Parent's ownership of its limited liability interest in the Company shall be evidenced by a certificate of limited liability interest ("LLC Certificate") substantially in the form of Exhibit 1 hereto.

              (b) Upon the endorsement by Parent on such LLC Certificate (or on a separate transfer power) in favor of a third party ("Transferee") and the delivery of such Certificate (and such separate power, if applicable) to the Transferee, Parent shall be deemed to have assigned and transferred all its right, title and interest in the Company and in this Agreement to the Transferee and all references in this Agreement to Parent shall be deemed to refer to the Transferee, in each case effective as of the date of such Certificate delivery.


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              (c)  The pledge of, or granting of a security interest, lien or other encumbrance in or against, any or all of the limited liability interest of Parent in the Company shall not cause Parent to cease to be a Member or to have the power to exercise any rights or powers of a Member.

3  CAPITAL CONTRIBUTIONS

         3.1  CAPITAL CONTRIBUTIONS.

Parent shall contribute such sums and/or assets as it, in its sole discretion, shall deem necessary or appropriate to enable the Company to carry out the purposes for which the Company was formed and in consideration thereof, the LLC Certificate shall be issued in favor of Parent as provided for in Section 2.8 above.

         3.2  NO INTEREST ON CAPITAL CONTRIBUTIONS.

Except as otherwise expressly provided herein, Parent shall not receive any interest on its capital contributions to the Company.

4  MANAGEMENT

         4.1  MANAGEMENT BY MEMBERS.

The management of the Company shall be vested exclusively in its Members.

Parent, in its capacity as sole Member, may make all decisions and take all actions for the Company as in its sole discretion it shall deem necessary or appropriate to enable the Company to carry out the purposes for which the Company was formed including, without limitation, the following:

              (a) entering into, making and performing such contracts, agreements, undertakings and financial guarantees in the name and on behalf of the Company;


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              (b)  setting aside reserves, opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

              (c)  collecting sums due to the Company;

              (d) selecting, removing, and changing the authority and responsibility of lawyers, auditors and other advisers and consultants; and

              (e) issuing Powers of Attorney in favor of such persons as it may deem necessary or appropriate to carry out and implement any decisions or actions taken pursuant to this Section 4.1.

Any correspondence sent by Parent, in its capacity as sole Member, on behalf of the Company and any agreements, contracts or other documents executed by Parent, in its capacity as sole Member, on behalf of the Company, including the LLC Certificate, shall be signed by the Parent as follows:

                      ALMA shipping llc

                      By: OMI Corporation, its Sole Member


                      By:
                          ---------------------------------
                             (Authorized Signatory)


         4.2  DELEGATION OF AUTHORITY AND DUTIES.

              (a) Parent may, from time to time as it deems advisable, appoint and elect (as well as remove or replace with or without cause) a President, a Treasurer and a Secretary and such other officer positions assigned to individuals (collectively, the "Officers"). Any two or more offices may be held by the same person. The Officers shall serve without compensation. If so appointed by the Parent, in its capacity as sole Member, the Officers shall have the


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                   authority and duties as may from time to time be assigned to them. Parent, in its capacity as sole Member, may remove or replace any Officer at any time, with or without cause.

              (b) Unless Parent decides otherwise, if the title of any person authorized to act on behalf of the Company under this Section
                   4.2 is one commonly used for officers of a business corporation formed under the Marshall Islands Business Corporation Act, the assignment of such title shall constitute the delegation to such person of the authority and duties that are normally associated with that office, subject to any specific delegation of, or restriction on, authority and duties made pursuant to this Section 4.2. Any delegation or restriction pursuant to this Section 4.2(b) may be revoked at any time by Parent, with or without cause.

              (c) Any person dealing with the Company may rely upon the authority of the Parent, in its capacity as sole Member, or any Officer designated in writing as such by Parent in accordance with this Section 4.2 in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

              (d) Unless authorized to do so by this Agreement or Parent, in its capacity as sole Member, no Officer, agent or employee of the Company shall have any power or authority to bind the Company in any way, to pledge its credit, or to render it liable pecuniarily for any purpose.

         4.3  INDEMNIFICATION.

Subject to Section 4.4 below, the Company shall indemnify and hold harmless, to the fullest extent permitted by law, Parent, in its capacity as sole Member, and each Officer, employee or duly appointed attorney-in-fact of the Company (individually, an "Indemnified Party") from and against


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all costs, losses, liabilities, and damages paid or incurred by such Indemnified
Party in connection with the affairs of the Company.

         4.4  LIABILITY OF OFFICERS.

              (a) No Officer shall be personally liable for the debts and obligations of the Company.

              (b) No Officer shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for any action taken or failure to act (even if such action or failure to act constituted the simple negligence of that Officer) on behalf of the Company within the scope of the authority conferred on such Officer by this Agreement or by law, unless such act or failure to act constituted gross negligence or was performed or omitted willfully or intentionally or in bad faith.

5 DISTRIBUTIONS

              5.1  DISTRIBUTIONS/AVAILABLE CASH.

Parent, in its capacity as sole Member, shall in its sole discretion determine from time to time to what extent (if any) the Company's cash on hand exceeds the current and anticipated needs of the Company. To the extent any such excess exists, Parent may make distributions to itself as sole Member, subject to
Section 22.6.7 of the Act.

6 BOOKS AND RECORDS; FISCAL YEAR; BANK ACCOUNTS; TAX MATTERS

         6.1  BOOKS AND RECORDS.

The books and records of the Company shall, at the cost and expense of the Company, be kept and cause to be kept by the Company at the principal office of the Company or at such other location as Parent may from time to time determine.

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         6.2  FISCAL YEAR.

Unless otherwise determined by Parent, the Company's books and records shall be kept on a December 31 calendar year basis and shall reflect all Company transactions and be appropriate and adequate for conducting the Company's affairs.

         6.3  BANK ACCOUNTS.

All funds of the Company will be deposited in its name in an account or accounts maintained with such bank or banks selected by Parent. The funds of the Company shall not be commingled with the funds of any other Person. Checks shall be drawn upon the Company account or accounts only for the purposes of the Company and may be signed by such persons as may be designated by Parent.

         6.4  TAX MATTERS.

Parent intends and acknowledges that, for so long as it remains the sole Member of the Company, the Company shall be disregarded as a separate entity from Parent for U.S. federal income tax purposes and Parent shall file such elections with the U.S. federal tax authorities as may be required to assure such tax status effective as of the date hereof.

7 MISCELLANEOUS

         7.1  COMPLETE AGREEMENT.

This Agreement and the exhibits hereto constitute the complete and exclusive statement of the agreement regarding the formation of the Company and replace and supersede all prior agreements regarding the formation of the Company.




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         7.2  GOVERNING LAW.

This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the Marshall Islands without giving regard to principles of conflicts of law.

         7.3  HEADINGS.

All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         7.4  SEVERABILITY.

If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         7.5  NO THIRD PARTY BENEFICIARY.

This Agreement is made solely and specifically for the benefit of Parent and its successors and assigns and no other Persons shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

         7.6  AMENDMENT.

All amendments to this Agreement must be in writing and signed by all of the Members.


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         IN WITNESS WHEREOF, this Amended and Restated Limited Liability Company
Agreement has been executed by a duly authorized representative of Parent as of the date first set forth above.

                          OMI Corporation



                          By: /s/  Fredric S. London
                             -----------------------------
                            Name:  Fredric S. London
                            Title: Senior Vice President












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                                                                       EXHIBIT 1

                    CERTIFICATE OF LIMITED LIABILITY INTEREST

                                       OF

                                ALMA SHIPPING LLC

        ORGANIZED UNDER THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS




This Certificate evidences OMI Corporation's ownership of 100% of the limited liability interests in Alma Shipping LLC (the "Company") subject to the Certificate of Formation and Limited Liability Company Agreement of the Company.

This Certificate is a "security" governed by Article 8 of the New York State Uniform Commercial Code. Witness, the signature of the Company by its duly authorized member.

                                  ALMA SHIPPING LLC

                                  By:  OMI Corporation, its Sole Member


                                  By:
                                     ---------------------------------
                                      Name:
                                      Title: